Exhibit 4.1

No. Sample	Zero Shares

Lake Shore Bancorp, Inc.

INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

This Certifies that __________________________________ is the owner of

_________________________________________

fully paid and non-assessable Shares, par value $0.01 per share, of the COMMON STOCK of

Lake Shore Bancorp, Inc.

(“Stock Holding Company”), a corporation organized under the laws of the United States of America. The shares represented by this Certificate are transferable only on the stock transfer books of the Stock Holding Company by the holder hereof in person or by his or her duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

In Witness Whereof, the Stock Holding Company has caused this Certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

[SEAL]

Secretary		President and Chief Executive Officer

Dated:

LAKE SHORE BANCORP, INC.

The shares represented by this Certificate are issued subject to all the provisions of the Charter and Bylaws of LAKE SHORE BANCORP, INC., incorporated under the laws of the United States (the “Stock Holding Company”) as from time to time amended (copies of which are on file at the principal office of the Stock Holding Company), to all of which the holder by acceptance hereof assents.

The Stock Holding Company will furnish to any stockholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Stock Holding Company or to its transfer agent and registrar, if any.

___________________________________________________________________________________

For value received,                                                               hereby sell(s), assign(s) and transfer(s) unto                                                               shares of capital stock evidenced by this Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s)                                                               as Attorney, to transfer the said shares on the books of the herein named Stock Holding Company, with full power of substitution.

Date:	Signature

Signature

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.